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                                                                  EXHIBIT 11(a)

                              POWER OF ATTORNEY




KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director and officer of MainStay VP Series Fund, Inc. (the "Fund") does hereby constitute and appoint each of Richard M. Kernan, Jr., Anne F. Pollack, Robert D. Rock, Sara
L. Badler and David L. Katz his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements applicable to the Fund and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                             Title                       Date
---------                             -----                       ----


/s/ John D. Weisser                  Director                 February 10, 1998
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John D. Weisser